For Immediate Release

For Additional Information:
Patricia Sugrue
KNB Communications, LLC
Tel: 212.505.2441
Fax: 212.505.0698
psugrue@knbpr.com

CONGRESSMAN TIM BISHOP TO VISIT CHEMBIO ON WORLD AIDS DAY

Congressman to support local manufacturer in the fight against HIV/AIDS worldwide

Medford, NY - December 1, 2004 - Chembio Diagnostics, Inc. (OTCBB:CEMI), a leading developer and manufacturer of rapid diagnostic tests, today announced that Congressman Tim Bishop, the Democratic representative for Suffolk County, New York, is visiting the company’s headquarters on World AIDS Day, the annual international day of action on HIV/AIDS. Congressman Bishop will lend his support to Chembio as a local manufacturer, employing 55 people. During this visit, he will learn more about Chembio’s rapid HIV tests and how they are a key component in the fight against the spread of HIV/AIDS.

“It is an honor to have Congressman Bishop visit our facilities,” said Lawrence A. Siebert, President of Chembio Diagnostics, Inc. “As one of the few domestic companies to produce rapid HIV tests, Chembio is well-positioned as a supplier to the President's Emergency Plan for AIDS Relief (PEPFAR).”

To control the spread of HIV/AIDS, it is critical for individuals to know their status. Chembio’s rapid tests, including the Sure Check™ HIV and HIV 1/2 Stat-Pak, deliver results within minutes without the need for special equipment or training, allowing HIV positive patients to begin effective treatment sooner and learn about prevention measures. The company’s proprietary rapid tests are designed to detect HIV antibodies in finger stick whole blood, serum or plasma. Currently, Chembio is completing its U.S. clinical trials in support of its FDA PMA submission for Sure Check HIV and HIV 1/2 Stat-Pak rapid tests.

“On World AIDS Day, it is important to recognize the impact that a local manufacturer, such as Chembio, is making on a national and international level,” said Congressman Bishop. “It is critical that the U.S. government supports domestic producers of rapid HIV tests because they play a crucial role in the battle against HIV/AIDS.”

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About Chembio Diagnostics, Inc.

Chembio Diagnostics, Inc. possesses expertise in the development and manufacturing of rapid test products for various infectious diseases including HIV, Tuberculosis and Mad Cow Disease. As part of Chembio's strategy to provide its HIV rapid tests to millions of people worldwide through governmental and non-governmental agencies and through selected distributors and strategic partners, Chembio Diagnostics, Inc. (through its subsidiary Chembio Diagnostic Systems Inc.) has recently participated in numerous evaluations of its HIV rapid tests with leading agencies and companies around the world. Chembio is currently completing clinical trials in the United States for two of its HIV rapid tests, Sure Check and HIV Stat-Pak, in support of a planned submission to the FDA for U.S. regulatory approval, which is anticipated in 2005. Chembio signed a technology transfer agreement with the Oswaldo Cruz Institute in February 2004 for one of its HIV tests and is a supplier to Prionics AG for a new rapid test for Mad Cow Disease that has been developed and is awaiting regulatory clearance in Europe. Chembio's headquarters are located at 3661 Horseblock Road, Medford, NY 11763. Chembio's telephone number is 631-924-1135. Email can be directed to info@chembio.com. Additional information can be found at http://www.chembio.com.

Forward Looking Statements

This release contains forward-looking statements regarding Chembio's future plans and expected performance that are based on assumptions and expectations that Chembio believes are reasonable. A number of risks, uncertainties and other factors could cause any of the assumptions and expectations to be incorrect and could cause actual results to differ materially from those reflected in the forward-looking statements. Some of these risks, uncertainties and other factors include, but are not limited to, the demand for our products, our ability to obtain our products from our suppliers, our ability to maintain commercially feasible margins given significant competition, and other factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. Chembio undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks described in other documents that Chembio files from time to time with the Securities and Exchange Commission, including its Registration Statement on Form SB-2, a copy of which is located at www.sec.gov